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                                                                  Exhibit 10.13


                                PROMISSORY NOTE


$100,000.00                                                   November 19, 1999


         FOR VALUE RECEIVED, THE UNDERSIGNED, CEO of Progressive Telecommunications Inc. having an address at 601 Cleveland Street Suite 930, Clearwater, Florida 33755 hereby unconditionally promises to pay to the order of: _____________ the principal sum of _____________________ plus interest on the unpaid principal balance hereof at a rate of twelve percent (12%) per annum. Payment consisting of the principal of _________________plus interest accrued at 12% shall be due at the end of one year from the date of this note.

         Progressive Telecommunications Corp. may at any time and from time to time, prepay all or any part of the principal balance of this Promissory Note, without penalty of premium, provided that concurrently with each such prepayment Progressive Telecommunications Corp. shall pay all accrued interest on the principal so prepaid to the date of such prepayment. In the event that Progressive Telecommunications Corp., shall prepay all or any part of the principal balance of this Note and there shall exist at the time of such payment accrued but unpaid interest thereon, ___________________may apply such payment to such accrued and unpaid interest and the remainder, if any, shall be applied against the principal balance of this Note.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA (WITH GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPALS THEREOF).



                                            PROGRESSIVE TELECOMMUNICATIONS CORP



                                            BY: _______________________________
                                            Barry L Shevlin
                                            Chief Executive Officer